Exhibit 10.37

AMENDMENT TO
QUESTCOR PHARMACEUTICALS, INC.
8% DEBENTURE

     This Amendment (the “Amendment”) to the 8% Convertible Debenture (the “Debenture”) dated March 15, 2002 issued by Questcor Pharmaceuticals, Inc., a California corporation (the “Company”), in favor of SF Capital Partners Ltd. (the “Holder”) is made and entered into as of March 10, 2005. The Company and Holder desire to amend the Debenture as set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree to amend the Debenture as follows:

     1. Capitalized terms not otherwise defined herein will have the meanings set forth in the Debenture.

     2. The parties hereby agree that the Maturity Date of the Debenture is extended until April 15, 2005.

     3. The notice dated February 14, 2005 from the Company to the Holder of the Company’s election to repay the Debenture by delivering shares of Common Stock to Holder is hereby rescinded and shall be of no further force or effect.

     4. Section 5(c) of the Debenture is hereby amended to read in its entirety as follows:

          (c) Payment in Shares. At the Company’s option, it may repay all or any portion of the Debenture at the Maturity Date by delivering freely tradeable, registered shares of its Common Stock to Holder; provided that (i) it delivers irrevocable, written notice of such election to Holder by the close of business on April 1, 2005 and such notice specifies the amount of the debenture to be repaid in shares of Common Stock and (ii) all Equity Conditions have been satisfied. For the purposes of repayment of the Debenture in shares of Common Stock, such shares shall be valued at the lower of (x) 90% of the average of the Closing Price for the twenty (20) Trading Days prior to the Maturity Date and (y) 90% of the average of the Closing Price for the twenty (20) Trading Days prior to March 15, 2005. Such shares shall be delivered to Holder within at least three (3) days of the Maturity Date via the Depository Trust Corporation DWAC System; provided that any cash repayment shall be due and payable on the Maturity Date.

     5. This Amendment shall be effective as of the date hereof. The Debenture, as amended by this Amendment, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SF CAPITAL PARTNERS LTD.		QUESTCOR PHARMACEUTICALS, INC.

/s/ BRIAN H. DAVIDSON		/s/ JAMES L. FARES

By:	Brian H. Davidson	By:	James L. Fares
Title:	Authorized Signatory	Title:	President & CEO